Exhibit 1.02
Valmont Industries, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2015

INTRODUCTION

Valmont Industries, Inc. is a diversified global producer of fabricated metal products and a leading producer of steel, aluminum and composite pole, tower and other structures in its Engineered Support Structures (ESS) segment, steel and concrete pole structures in its Utilities Support Structures (Utility) segment and is a global producer of mechanized irrigation systems in its Irrigation segment.  Within its Energy and Mining segment, Valmont manufactures industrial access systems, grinding media used in mining operations, and complex steel structures used in wind energy and utility transmission applications outside the United States.  Valmont also provides metal coating services, including galvanizing, painting and anodizing in its Coatings segment. Valmont products sold through its ESS segment include outdoor lighting and traffic control structures, and roadway safety structures, wireless communication structures and components.  Valmont pole structures sold through its Utility segment support electrical transmission and distribution lines and related power distribution equipment. Valmont’s Irrigation segment produces mechanized irrigation equipment that delivers water, chemical fertilizers and pesticides to agricultural crops. Customers and end-users of Valmont products include state and federal governments, contractors, utility and telecommunications companies, manufacturers of commercial lighting fixtures and large farms as well as the general manufacturing sector.

This Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2015.

This Report relates to the process undertaken for Valmont products that were manufactured, or contracted to be manufactured, during calendar year 2015 and that may contain gold, tantalum, tin, and tungsten.

Valmont Policy

Valmont supports the objective of preventing armed groups in the Democratic Republic of the Congo (DRC) or adjoining countries from benefitting from sourcing of conflict minerals from that region. Conflict minerals include gold, tin, tantalum, and tungsten (collectively, the “3TG”). The Dodd-Frank Act and related SEC rules require public companies to report to the SEC the presence of conflict minerals originating in the DRC or adjoining countries in the products they manufacture or contract to manufacture if the conflict minerals are necessary to the functionality or the production of a product.

Valmont does not source conflict minerals directly from smelters or mines. Valmont evaluates its product line to determine which components of its products supplied by third parties may contain any of the 3TG necessary to product functionality or production. When Valmont determines a third party component contains any of these minerals, it surveys the suppliers of the product component on their sourcing, using an industry-approved survey for conflict minerals.

Valmont is committed to responsible conflict-free sourcing and to working with its suppliers to ensure they share this philosophy and are engaged in responsible conflict-free sourcing.

DUE DILIGENCE

Design of Due Diligence

Valmont designed its due diligence measures in all material respects to conform to the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold.

Due Diligence Performed

In connection with identifying and assessing 3TG in the supply chain, Valmont engaged in meetings with its internal management of group presidents and selected engineers to determine during 2015 if any 3TGs were necessary to the functionality of Valmont products or production.  This evaluation, conducted annually, included an analysis of components purchased by Valmont necessary for the production of its products, and a review of whether changes in production or product formulas had occurred since the 2014 product evaluation. The evaluation was designed to ascertain:

•	if any of the 3TG were contained in any products produced at Valmont manufacturing facilities or used in the production process;

•	if any of the 3TG were necessary to the functionality or necessary to the production of a product manufactured or contracted to be manufactured at Valmont manufacturing facilities; and

•
if any of the 3TG were contained in any products, used in the production process, or necessary to the functionality or production then whether any of the used 3TG were sourced from or originated from the DRC or an adjoining country.

Based on its evaluation, Valmont determined that gold, tantalum and tin may be present in certain circuit boards, and related connectors and capacitors, manufactured by its suppliers and used in Valmont’s irrigation product line.

These suppliers were asked to undertake the following actions:

•	Determine if any of their products / components contain tin, tungsten, tantalum, and / or gold.

•
Identify all the smelters in their supply chain that supply tin, tantalum, tungsten, and / or gold (and if the supplier did not source directly from smelters, then pass the request up its supply chain).

•	Complete and return the EICC/GeSI Conflict Mineral Reporting Template.

The EICC/GeSI Conflict Minerals Reporting Template used by Valmont is an industry-standard survey template for conflict minerals. Valmont advised the suppliers that ultimately Valmont intended to assure itself that products and components in its supply chain do not contain metals that have contributed to the conflict in the DRC and adjoining countries.

Due Diligence Responses

Responses were received from the suppliers of a majority of the electrical components purchased by Valmont’s irrigation division. Of the responding suppliers, 72% indicated that one or more of 3TG is necessary to the functionality of the electrical components they supply to us.  Valmont’s revenues in 2015 were in excess of $2.6 billion and its purchases from the relevant suppliers for all products, including products without 3TG, were approximately $19 million.  Suppliers provided smelter/refiner information on hundreds of smelters/refiners and advised that they were continuing efforts to collect smelter/refiner data from their suppliers. Information regarding those smelters/refiners is included in Exhibit A.  Some suppliers did not respond notwithstanding repeated inquiry by Valmont, and as a result Valmont is unable to determine conclusively the countries of origin of the 3TG.

Due Diligence Results

Based upon the results of its due diligence, Valmont was unable to rule out the presence of 3TG in its products sourced from the DRC or adjoining countries, or if so, whether the 3TG originated from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.  For that reason, Valmont is required, under the Conflict Minerals Rule, to submit this Conflict Minerals Report to the SEC as an exhibit to Form SD.

Steps To Be Taken To Mitigate Risk

Valmont continues to enhance its due diligence process, and in accordance with its policy, is working to improve communications with its suppliers to mitigate the risk that the necessary 3TG contained in its products could benefit armed groups in the DRC or adjoining companies.

Exhibit A

Minerals	Smelter/Refiner Name	Facility Location
Gold	Accurate Refining Group	United States
Gold	Advanced Chemical Company	United States
Gold	AGR Mathey	Australia
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	Japan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Central Bank of the Philippines Gold Refinery & Mint	Philippines
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	China Henan Zhongyuan Gold Smelter	China
Gold	China's Shandong Gold Mining Co., Ltd	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co. Ltd	Republic Of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Republic Of Korea
Gold	DODUCO GmbH	Germany
Gold	DODUCO GmbH	Russia
Gold	Dowa Metals & Mining Co. Ltd	Japan
Gold	DSC (Do Sung Corporation)	Republic Of Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Fujian Zijin mining stock company gold smelter	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Great Wall Gold & Silver Refinery	China
Gold	Guangdong Gaoyao Co	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc.	United States
Gold	Johnson Matthey Limited	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic Of
Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	La Caridad	Mexico
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MEM(Sumitomo Group)	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Kinzoku Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC Krastsvetmet	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Pan Pacific Copper Co Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Perth Mint	Australia
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samdok Metal	Republic Of Korea
Gold	SAMWON Metals Corp.	Republic Of Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Gold Mining (Laizhou)	China
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shangdong Gold (Laizhou)	China
Gold	Shonan Plant Tanaka Kikinzoku	Japan
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	TANAKA DENSHI KOGYO K.K	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Perth Mint	Australia
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	Republic Of Korea
Gold	Toyo Smelter & Refinery	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Feingold	Belgium
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Williams Advanced Materials	United States
Gold	Xstrata	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongjin Gold Corporation Limited	China
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Cabot Supermetals	United States
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F & X	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Group	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda	Brazil
Tantalum	RFH	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group	China
Tin	Alent plc	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	BML	Indonesia
Tin	Brand IMLI	Indonesia
Tin	Brand RBT	Indonesia
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Chenzhou Yun Xiang mining limited liability company	China
Tin	China Rare Metal Material Co., Ltd.	China
Tin	China Tin (Hechi)	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Complejo Metalurico Vinto S.A.	Bolivia
Tin	Cookson	United States
Tin	Cooper Santa	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV DS Jaya Abadi	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Justindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Da Tong Co., Ltd	Taiwan
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Funsur Smelter	Peru
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gold Bell Group	China
Tin	Guangxi Pinggui PGMA Co. Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Indonesian State Tin Corporation Mentok Smelter	Indonesia
Tin	Indra Eramulti Logam	Indonesia
Tin	Jau Janq Enterprise Co. Ltd.	Malaysia
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Kundur Smelter	Indonesia
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhhou China Tin	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	MSC	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	PGMA	China
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah(Persero) Tbk Mentok	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Resind Indústria e Comércio Ltda	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	Toboca/ Paranapenema	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tin	Yunnan Chengfeng	China